                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                      NORTHROP CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                      NORTHROP CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                     NOTICE

    Notice is hereby given that the Annual Meeting of Stockholders of Northrop Corporation (the "Company") will be held on Wednesday, May 18, 1994, at 10:00 A.M. at the Sheraton Los Angeles Airport Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 for the following purposes:

    (1) To elect four Class III directors to hold office for three years and until their respective successors are elected and qualified.

    (2) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors.

    (3) To consider and act upon a proposal to amend the Northrop Corporation Certificate of Incorporation to change the corporate name to Northrop Grumman Corporation.

    (4) To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 22, 1994, are entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          SHEILA M. GIBBONS
                                          CORPORATE VICE PRESIDENT AND SECRETARY

1840 Century Park East
Los Angeles, California 90067
April 18, 1994

                                    IMPORTANT
      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement, which is part of the accompanying Notice of Annual Meeting of Stockholders, is furnished in connection with the solicitation, by the Board of Directors of Northrop Corporation (the "Company"), of proxies to be used at the Company's 1994 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all adjournments of such Annual Meeting. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as indicated. Any person executing the proxy may revoke it prior to its exercise. Unless otherwise directed in the accompanying proxy, the persons named therein (or their substitutes) will vote FOR the election of the four director nominees listed below under "Election of Directors" and FOR the proposal to ratify the appointment of Deloitte & Touche as auditors of the Company for the year ending December 31, 1994. As to any other business which may properly come before the Annual Meeting, the named proxies will vote in accordance with their best judgment. The Company does not presently know of any other such business.

    At the close of business on February 22, 1994 there were 49,132,906 shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock"), outstanding. Only holders of record of Common Stock at the close of business on March 22, 1994 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Each share of Common Stock is entitled to one vote. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

    The principal office of the Company is located at 1840 Century Park East, Los Angeles, California 90067. This Proxy Statement and the form of proxy will be sent to stockholders commencing approximately April 18, 1994.

                               VOTING SECURITIES

    The following table lists the beneficial ownership of each person or group who, as of December 31, 1993, owned to the Company's knowledge more than five percent of the Company's Common Stock then outstanding.

                                                                    AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP       CLASS
- ----------------------------------------------------------------  ------------------------  ------------
Bankers Trust Company (a).......................................       6,149,445 shares(b)        12.6%
400 So. Hope Street, Los Angeles, CA 90071
U.S. Trust Company of California, N.A. (c)......................       7,574,800 shares(d)        15.5%
555 So. Flower St., Los Angeles, CA 90071-2429
Wellington Management Company...................................       3,921,310 shares(e)         8.0%
75 State Street, Boston, MA 02109

- ------------------------
(a) Bankers Trust Company is Trustee (the "Trustee") under the Northrop Corporation Employee Benefit Plans Master Trust (the "Trust").
(b) These shares are held under the Northrop Savings Plan, the relevant portion of which is an Employee Stock Ownership Plan, for the account of (but not beneficially owned by) the Trustee. The Trustee votes these shares in accordance with instructions received from the employee-participants in such Plan to whose accounts the shares have been allocated. Undirected shares are voted in the same proportion as shares for which instructions are received.

(c) U.S. Trust Company is an Investment Manager (the "Investment Manager") for the Northrop Retirement Plan and the pension plans for certain divisions of the Company (the "Retirement Plans"); under the Trust, the Investment
      Manager has responsibility for the management and control of the Northrop shares held in the Trust as assets of the Retirement Plans.
(d) These shares are held for the account of (but not beneficially owned by) the Trustee. The Investment Manager has voting power over these shares, except in the event of a contested election of directors or in connection with a tender offer. In such case the shares are voted in accordance with instructions received from eligible participants in the Retirement Plans.
      Undirected shares are voted in the same proportion as shares for which instructions are received.
(e)   This information was  provided by Wellington  Management Company  ("WMC").
      According to WMC, as of the date set forth above, WMC had shared dispositive power over 3,921,310 shares but shared voting power over only
      911,160 shares.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

    The total number of shares of Common Stock beneficially owned by directors, nominees and Named Executive Officers and all directors and executive officers as a group at the close of business on February 22, 1994 was as follows:

                                                           AMOUNT AND NATURE OF    PERCENT OF
NAME OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP (1)     CLASS
- -------------------------------------------------------  ------------------------  -----------
Oliver C. Boileau, Jr..................................        27,390                   *
Jack R. Borsting.......................................         1,570                   *
John T. Chain, Jr. ....................................           570                   *
Jack Edwards...........................................           170                   *
Barbara C. Jordan......................................           570                   *
Kent Kresa.............................................       583,416                 1.2 %
Richard R. Molleur.....................................        13,666                   *
Aulana L. Peters.......................................           370                   *
John Robson............................................         1,070                   *
Richard M. Rosenberg...................................         1,070                   *
William F. Schmied.....................................         2,070                   *
Brent Scowcroft........................................           670                   *
John Slaughter.........................................            70                   *
Wallace C. Solberg.....................................        72,250                   *
Richard J. Stegemeier..................................         1,070                   *
Richard B. Waugh, Jr...................................         9,459                   *
    Total..............................................       715,451                 1.5 %
Directors and executive officers as a group............       774,533                 1.6 %

- ------------------------
 *    Denotes ownership of less than 1% of the outstanding shares
(1) Includes shares which, as of March 15, 1994, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth); shares held by trusts of which directors and their wives are trustees; shares held by a trust in which an officer and director is trustee; Restricted Award Shares held by the Named Executive Officers, issued pursuant to the Long-Term Incentive Plans, which shares carry voting and dividend rights; and shares held as of December 31, 1993 in the Northrop Savings Plan for the benefit of officers.

                             ELECTION OF DIRECTORS

    Under the Company's Certificate of Incorporation, which provides for a classified Board of Directors, four directors in Class III will be elected at the 1994 Annual Meeting to hold office for three years until the 1997 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless instructed otherwise, the persons named in the accompanying proxy (or their substitutes) will vote the shares represented by such proxy for the election of the four Class III Director Nominees listed in the table set forth below. In case any of such nominees shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies (or their substitutes) shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

    The following information, furnished with respect to each of the four nominees for election as a Class III director, and each of the five Class I and five Class II directors whose terms will continue after the Annual Meeting, is obtained from the Company's records or from information furnished directly by the individual to the Company. All the nominees are presently serving on the Board of Directors. It is the Company's policy that members of the Board of Directors are ineligible to stand for election to the Board of Directors if they will have attained age 70 by the date of the Company's Annual Meeting of Stockholders at which such election is held.

                       NOMINEES FOR DIRECTOR -- CLASS III

JOHN T. CHAIN, JR.,  59.  EXECUTIVE  VICE   PRESIDENT,  SAFETY   AND   CORPORATE
                          SUPPORT, BURLINGTON NORTHERN RAILROAD COMPANY.

ELECTED 1991
CHAIRMAN OF THE EXECUTIVE COMMITTEE; MEMBER OF THE AUDIT COMMITTEE.

During his military career, John T. Chain, Jr. held a number of Air Force commands. In 1978, he became military assistant to the Secretary of the Air Force. In 1984, he became the Director of Politico-Military Affairs, Department of State. General Chain has been Chief of Staff for Supreme Headquarters Allied Powers Europe, and Commander in Chief, Strategic Air Command, the position from which he retired in February 1991. In March 1991, he became Executive Vice President of Operations for Burlington Northern Railroad, serving in that capacity until March of 1992. General Chain is a member of the Council on Foreign Relations and Chairman of the Wellness Council of America. He is a director of Kemper Corporation.

JACK EDWARDS, 65. PARTNER, HAND, ARENDALL, BEDSOLE, GREAVES & JOHNSTON. ELECTED 1991
MEMBER OF THE EXECUTIVE AND THE AUDIT COMMITTEES.

Jack Edwards was elected in 1964 to the House of Representatives and served in the Congress for twenty years representing the First District of Alabama. In his tenure in the House, Mr. Edwards served on the Appropriations Committee for sixteen years, including ten years as Senior Republican on the Defense Subcommittee, and sixteen years on the Transportation Subcommittee. He also served on the Banking, Finance and Urban Affairs Committee. He retired from the Congress in January 1985 and became a partner in his current law firm. He is a director of Southern Company, Holnam Inc., and Dravo Corporation. Mr. Edwards is also a member of the Board of Trustees of the University of Alabama System.

KENT KRESA,  55.  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.
ELECTED 1987

Before joining Northrop Corporation, Kent Kresa was associated with the Lincoln Laboratories of M.I.T. and the Defense Advanced Research Projects Agency. In 1975, he joined Northrop as Vice President and Manager of the Corporation's Research and Technology Center. He became General Manager of the Ventura Division in 1976, Group Vice President of the Aircraft Group in 1982 and Senior Vice President for Technology and Development in 1986. Mr. Kresa was elected President and Chief Operating Officer of Northrop in 1987. He was named Chief Executive Officer in 1989 and Chairman of the Board in 1990. Mr. Kresa is a member of the Massachusetts Institute of Technology Visiting Committee for the Department of Aeronautics and Astronautics, a Fellow of the American Institute of Aeronautics and Astronautics, serves on the Board of Governors of the Aerospace Industries Association, on the Board of Directors of Chrysler
Corporation, Atlantic Richfield Company, and the Los Angeles World Affairs Council, and is also a director of the John Tracy Clinic for the hearing impaired.

BRENT SCOWCROFT,  69.  LIEUTENANT GENERAL, USAF (RET.)  AND FORMER ASSISTANT  TO
                       THE PRESIDENT FOR NATIONAL SECURITY AFFAIRS.

ELECTED 1993
MEMBER   OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE  FINANCE
COMMITTEES.

General Scowcroft served as Assistant to the President for National Security Affairs for Presidents Bush and Ford. A retired U.S. Air Force Lieutenant General, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. He also held a number of teaching positions at West Point and the Air Force Academy, specializing in political science. He received his B.S. degree from West Point, and M.A. and Ph.D. degrees from Columbia University. General Scowcroft is also a director of Pennzoil.

                        CONTINUING DIRECTORS -- CLASS I

JACK R. BORSTING,  65.  E. MORGAN STANLEY PROFESSOR OF BUSINESS  ADMINISTRATION,
                        UNIVERSITY OF SOUTHERN CALIFORNIA.

ELECTED 1991
CHAIRMAN OF THE NOMINATING COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT AND THE FINANCE COMMITTEES.

Dr. Jack Borsting was at the Naval Postgraduate School in Monterey, California from 1959 to 1980. During his tenure at Monterey, he was professor of Operations Research, Chairman of the Department of Operations Research and Administration Science, and Provost and Academic Dean. Dr. Borsting was Assistant Secretary of Defense (Comptroller) from 1980 to 1983 and Dean of the School of Business at the University of Miami from 1983 to 1988. From 1988 to 1994, he was the Robert
R. Dockson professor and Dean of the School of Business Administration at the University of Southern California, Los Angeles. He is past president of both the Operations Research Society of America and the Military Operations Research Society. He is currently a trustee of the Orthopaedic Hospital Foundation of Los Angeles and serves as a director of Delta Research and TROLearning.

AULANA L. PETERS,  52.  PARTNER, GIBSON, DUNN & CRUTCHER.
ELECTED 1992
MEMBER OF THE EXECUTIVE AND THE AUDIT COMMITTEES.

Aulana L. Peters joined the law firm of Gibson, Dunn & Crutcher in 1973. In 1980, she was named a partner in the firm and continued in the practice of law until 1984 when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as a Commissioner, she returned to Gibson, Dunn & Crutcher. Mrs. Peters is a director of 3M, the New York Stock Exchange, IDS Mutual Fund Group and Mobil Corporation.

RICHARD M. ROSENBERG,  63.  CHAIRMAN OF THE BOARD  AND CHIEF EXECUTIVE  OFFICER,
                            BANKAMERICA  CORPORATION  AND BANK  OF AMERICA  NT &
                            SA.

ELECTED 1991
CHAIRMAN OF THE FINANCE COMMITTEE AND MEMBER OF THE NOMINATING COMMITTEE.

Richard M. Rosenberg became Chairman and Chief Executive Officer of BankAmerica Corporation (BAC) and Bank of America in May 1990 after having served as President since February, 1990 and as Vice Chairman of the Board and a director of BAC and the Bank since 1987. Before joining BankAmerica Corporation, Mr. Rosenberg served as President and Chief Operating Officer of Seafirst Corporation and Seattle-First National Bank which he joined in 1986. Mr. Rosenberg is a retired Commander in the U.S. Navy Reserve, a director of Airborne Express and Potlatch Corporation, a trustee of the University of Southern California and the California Institute of Technology and a member of the Federal Advisory Council of the Board of Governors of the Federal Reserve System.

WALLACE C. SOLBERG,  62.  CORPORATE VICE PRESIDENT AND GENERAL MANAGER, AIRCRAFT
                          DIVISION.

ELECTED 1992
MEMBER OF THE EXECUTIVE COMMITTEE.

Before joining Northrop Corporation, Wallace C. Solberg was a research engineer at the Hotpoint Division of General Electric Company. In 1959 he joined Hallicrafters Company which was acquired by Northrop in 1966 and renamed the Defense Systems Division. While at Northrop he has held such positions as Manager of Engineering, Program Management, Customer Requirements and Finance before being named Vice President and General Manager of the Division in 1974. In November 1990, when Northrop integrated its three electronics operations, Mr. Solberg was named Vice President and General Manager of the new Electronics Systems Division. In November 1991 he was named Corporate Vice President and General Manager of the Aircraft Division.

RICHARD J. STEGEMEIER,  65.  CHAIRMAN  AND  CHIEF   EXECUTIVE  OFFICER,   UNOCAL
                             CORPORATION, AN ENERGY RESOURCES COMPANY.

ELECTED 1990
CHAIRMAN OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE; MEMBER OF THE FINANCE COMMITTEE.

Richard J. Stegemeier joined Union Oil Company of California, principal operating subsidiary of Unocal Corporation, in 1951. Mr. Stegemeier has been Chairman of the Board for Unocal Corporation since April 1989, and Chief Executive Officer since July 1988. From December 1985 to June 1992 he was President for Unocal Corporation. Mr. Stegemeier is Chairman of the California Chamber of Commerce and the

Los Angeles World Affairs Council and a member of the National Academy of Engineering, the Council on Foreign Relations, the Advisory Board of the U.S. Secretary of Energy, The Conference Board and the California Council on Science and Technology. He is a director of First Interstate Bancorp, Foundation Health Corporation and Outboard Marine Corporation.

                        CONTINUING DIRECTORS -- CLASS II

OLIVER C. BOILEAU, JR.,  67.  CORPORATE VICE  PRESIDENT, PRESIDENT  AND  GENERAL
                              MANAGER, B-2 DIVISION.

ELECTED 1992
MEMBER OF THE FINANCE COMMITTEE.

Oliver C. Boileau, Jr. joined The Boeing Company in 1953 as a research engineer. He progressed through several technical and management positions and was named Vice President in 1968 and then President of Boeing Aerospace in 1973. In 1980, he joined General Dynamics as President and a member of the Board of Directors. In January 1988, Mr. Boileau was promoted to Vice Chairman and then retired in May 1988. Mr. Boileau joined Northrop Corporation in December 1989 as Vice President and President and General Manager of the B-2 Division. He is an Honorary Fellow of the American Institute of Aeronautics and Astronautics, a member of the National Academy of Engineering, the Board of Trustees of St. Louis University, and Chairman of the Massachusetts Institute of Technology-Lincoln Laboratory Advisory Board.

BARBARA C. JORDAN,  58.  LYNDON B. JOHNSON SCHOOL OF PUBLIC AFFAIRS,  UNIVERSITY
                         OF TEXAS AT AUSTIN.

ELECTED IN 1993
MEMBER OF THE AUDIT, THE EXECUTIVE AND THE NOMINATING COMMITTEES.

After graduating MAGNA CUM LAUDE from Texas Southern University, Ms. Jordan received her LLB from Boston University in 1959. She was admitted to the Texas and Massachusetts bars the same year and began her career as an Administrative Assistant to a County Judge in Harris County, Texas. In 1966, Ms. Jordan was elected to the Texas State Senate and in 1972 she became a member of the 93rd Congress, representing the 18th District of Texas. As a Congressperson, Ms. Jordan was a member on the Judiciary and Government Operations Committees. During the 94th Congress, she was a member of the Steering and Policy Committee of the House Democratic Caucus. After serving three terms in the House, Ms. Jordan assumed her current association with the University of Texas. She is a director of The Mead Corporation, Burlington Northern Railroad, Texas Commerce Bankshares, Inc. and the Federal Home Loan Mortgage Corporation.

JOHN E. ROBSON,  63.  SENIOR ADVISOR,  ROBERTSON STEVENS  & COMPANY,  INVESTMENT
                      BANKERS.

ELECTED 1993
MEMBER   OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE  FINANCE
COMMITTEES.

From 1989 to 1993, Mr. Robson served as Deputy Secretary of the United States Treasury. Prior to that, he was Dean and Professor of Management at the Emory University School of Business Administration (1986-1989), President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of G.D. Searle & Co., a pharmaceutical company (1977-1986). From 1975 to 1977, he served as Chairman of the U.S. Civil Aeronautics Board, regulator of the airline industry. Mr. Robson earned his B.A. from Yale University in 1952 and his J.D., with honors, from Harvard Law School in 1955. He was in the U.S. Army from 1955 to 1957 and returned to Illinois to become a partner in a major Chicago law firm. Mr. Robson became General Counsel of the Department of Transportation in 1967. In 1968, he was appointed Under Secretary of the Department of Transportation, leaving government service in 1969 to return to the private practice of law as a partner of Sidley & Austin, into which his old law firm merged. Mr. Robson is a director of Rand McNally Company and Security Capital Industrial Trust, a Distinguished Visiting Fellow of the Hoover Institution and a Visiting Fellow at the Heritage Foundation.

WILLIAM F. SCHMIED,  65.  RETIRED  CHAIRMAN, PRESIDENT AND  CHIEF EXECUTIVE, THE
                          SINGER COMPANY, FORMERLY AN ELECTRONICS AND AEROSPACE COMPANY.
ELECTED 1990
CHAIRMAN OF THE AUDIT COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.

William F. Schmied joined the Autonetics Division of North American Aviation (Rockwell International) in 1953 as a research electronics engineer. In 1959 he joined the newly formed Guidance and Control Systems Division of Litton
Industries and progressed through a number of technical and management positions. He joined the Singer Company Kearfott Division in 1969 as Division President and advanced through the Aerospace & Marine Systems Group and the Products & Services for Government Group until he was named President and Chief Operating Officer of Singer in 1980. In 1987 Mr. Schmied was named Chief Executive and Chairman of the Board, the position from which he retired in 1988 following the acquisition of The Singer Company by an investment group. He has been a director of Northeast Bancorp, Inc., Union Trust Company, Tiger International, Flying Tiger Line, Inc., and trustee of the Link Foundation. Mr. Schmied is a fellow of the American Institute of Aeronautics and Astronautics.

JOHN BROOKS SLAUGHTER,  59.  PRESIDENT, OCCIDENTAL COLLEGE.
ELECTED 1993
MEMBER OF THE AUDIT AND THE NOMINATING COMMITTEES.

Dr. Slaughter earned his B.S.E.E. from Kansas State University in 1956, and was an electronics engineer with General Dynamics Convair in San Diego from 1956 to 1960. He earned his M.S. in Engineering from the University of California at Los Angeles in 1961 and was with the Naval Electronics Laboratories in San Diego from 1960 until 1975. In 1971, Dr. Slaughter was awarded a Ph.D. in Engineering Sciences from the University of California at San Diego. In 1975, he joined the University of Washington as a director of the applied physics laboratory and became academic Vice President and, later, Provost of Washington State
University from 1979 to 1980. During this period, Dr. Slaughter was also associated with the National Science Foundation, first as Assistant Director and, later, as Director. From 1982 through 1988, he was Chancellor of the University of Maryland and in 1988 he became President of Occidental College. Dr. Slaughter, who is a fellow of the I.E.E.E. and the recipient of numerous honorary doctoral degrees, serves on the Board of Directors of Monsanto, ARCO, Avery Dennison, and IBM.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND DIRECTORS' FEES

    The Board of Directors schedules regular meetings throughout the year. Normally, such meetings convene at the Company's principal office in Los Angeles. Provision has been made in the Bylaws for special meetings of the Board, should they be required, and for meetings of the various committees of the Board at appropriate times. In 1993 nine meetings of the Board of Directors were held. During 1994 the Board has scheduled eight regular meetings of the Board.

    The Company has an Audit Committee, a Compensation and Management Development Committee and a Nominating Committee, each of which is composed of at least three members, all of whom must be "Independent Outside Directors" as defined in the Company's Bylaws. The members of the Audit Committee are William
F. Schmied, John T. Chain, Jr., Jack Edwards, Barbara C. Jordan, Aulana L. Peters, and John Brooks Slaughter. The members of the Compensation and Management Development Committee are Richard J. Stegemeier, Jack R. Borsting, John E. Robson, William F. Schmied and Brent Scowcroft. The members of the Nominating Committee are Jack R. Borsting, Barbara C. Jordan, Richard M. Rosenberg and John Brooks Slaughter. During 1993, the Audit Committee met five times, the Compensation and Management Development Committee met five times and the Nominating Committee met once.

    The Audit Committee meets periodically with both the Company's independent auditors and the Company's chief internal auditor to review audit results and the adequacy of the Company's systems of internal controls. In addition, the Audit Committee recommends to the Board of Directors the appointment or discharge of the Company's independent auditors, and reviews each professional service of a non-audit nature to be provided by the independent auditors to evaluate the impact on the independence of the auditors of undertaking such added services.

    The Compensation and Management Development Committee recommends to the Board of Directors the base salary and incentive compensation of all elected officers, takes final action with respect to base salary and incentive compensation for certain other officers and key employees, and reviews the Company's compensation policies and management actions to assure the succession of qualified officers. In addition, this Committee establishes the Company's annual performance objectives under the Company's incentive compensation plans, recommends to the Board of Directors the amounts to be appropriated for awards under such plans, recommends to the Board of Directors awards under the Company's 1973 Incentive Compensation Plan (the "1973 Plan"), grants awards under, administers the Company's Long-Term Incentive Plans and recommends to the Board of Directors all compensation plans in which Company officers are eligible to participate.

    The Nominating Committee reviews candidates to serve as directors and recommends to the Board of Directors nominees for election as directors. The activities and associations of each candidate are examined to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a Northrop director is to represent the interests of the stockholders as a whole. The Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee's qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Committee in care of the Secretary of the Company. In addition, the Nominating Committee makes recommendations to the Board of Directors concerning the composition and size of the Board of Directors, candidates to fill vacancies, the performance of incumbent directors, and the remuneration of Non-Employee Directors.

    In addition, the Company has an Executive Committee and a Finance Committee.

    During 1993, each of the directors attended at least 75% or more of all meetings of the Board of Directors and the various committees on which they serve, with the exception of Barbara C. Jordan and Brent Scowcroft.

    Directors are compensated for their services according to a standard arrangement authorized by resolution of the Board of Directors. An annual retainer fee of $25,000 was paid to each director and an additional fee of $1,000 was paid to each director for every Board meeting attended during 1993. Committees of the Board usually meet on the same day as the regular Board meeting. Members of each committee who attended such meetings were compensated at the rate of $1,000 for each such committee meeting. Committee chairmen were compensated an extra $200 for attendance at the committee meetings for which they were chairmen. If a director performed extraordinary services for the Board at the request of the Chairman of the Board or the chairman of a committee, such director was compensated at the rate of $1,000 per day. Directors are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors or committee meetings and in performing compensable extraordinary services. Board members who are employees of the Company do not receive compensation under the above provisions.

    In 1993, the stockholders approved the 1993 Stock Plan For Non-Employee Directors which provides that 20% of the retainer fee earned by each director will be paid in Northrop stock, which will be issued as soon as practicable following the close of the fiscal year, on December 31. In addition, directors may defer payment of all or a portion of their remaining retainer fees and/or their Board and Committee meeting fees. Deferred compensation may either be distributed in Northrop stock, issued as soon as practicable after the close of the fiscal year, or such compensation may be placed in a Stock Unit Account until the conclusion of a director-specified deferral period, a minimum of two years from the time the compensation is earned. All deferral instructions must be received prior to the performance of the services for which the director is compensated. Directors are credited with dividend equivalents in connection with the Northrop stock which is distributed early in the year following the year earned or deferred into the Stock Unit Account for longer periods, pending distribution.

    The Northrop Corporation Board of Directors Retirement Plan (the "Directors Plan") provides that outside directors, as defined in the Bylaws of the Company, are eligible to receive a retirement benefit pursuant to the Directors Plan if they retire from the Board following completion of at least five or more consecutive years of service as an outside Board member. Outside directors are also eligible for benefits if they are ineligible to stand for election to the Board of Directors by virtue of the fact that they will have attained age 70 prior to the Annual Meeting of Stockholders and have not completed at least five consecutive years of service as an outside director. The annual benefit payable pursuant to the Directors Plan is equal to the annual retainer fee then being paid to active directors or such lesser amount as is provided for under the Directors Plan. Benefits are payable for ten years or less (as set forth in the Directors Plan), from the retirement date of the director. In the case of the death of a director while receiving benefits, the benefits are payable to the director's surviving spouse, as defined in the Directors Plan.

                             COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation applicable to employees elected as officers of the Company. The Committee is comprised exclusively of outside directors, all of whom are free of interlocking relationships with the Company.

COMPENSATION PHILOSOPHY

    Under the direction of the Committee, the Corporation has developed and implemented compensation policies and programs that promote the attainment of the strategic business goals of the Company. As a vital element of the Company's overall plan to accomplish its mission, its compensation philosophy is designed to enable acquisition and retention of executives of exceptional ability, and to concentrate their attention, energy and skill on achieving high current performance on commitments to customers, financial results exceeding specific acceptable thresholds, and long-term prosperous growth.

    Northrop executive compensation programs comprise a set of linked incentives and rewards that impel management to achieve the strategic business plan established by the Chief Executive Officer and approved by the Board of Directors. They include base salary, annually determined variable compensation referred to as incentive pay or bonus, and a long-term incentive plan based on stock ownership, appreciation and total return to shareholders. Successful accomplishment of goals tied to the business plan can produce significant individual reward. Most components of this reward are at risk and vary directly in their amount with each executive's impact on desired business results. While, in combination, these reward opportunities raise motivation, they also foster behaviors and attitudes common to owners and entrepreneurs -- creating equity partners with Company shareholders.

    The Company's administration of executive total compensation is based on both performance and competitive market considerations. Base salaries of executives are targeted at a competitive market median on a job-by-job basis with individual variations explained by training, experience, skills of special value to the Company and sustained performance. Incentive compensation varies directly with Company and business element performance, and also with individual job level, scope and performance. Normalized for aforementioned individual variations, annual total cash compensation -- base salary plus incentive pay -- will be lower than competitive market median in years of below target performance, and above competitive market median in years performance exceeds target. At the time of their initial grant, the size of individual long-term incentive awards is targeted at competitive market median.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit.

    Prior to the enactment of Section 162(m), the Company's stockholders approved the 1993 Long Term Incentive Stock Plan ("Stock Plan"). Initial grants of certain awards under that plan while perfomance-based, do not satisfy the definition of performance-based compensation under Section 162(m) and, therefore, deductions with respect to compensation related to those initial grants may be lost. The 1973 Incentive Compensation Plan ("1973 Plan") is also subject to
Section 162(m) of the Code. With respect to the 1973 Plan, the impact of Section 162(m) for the tax year 1994 is not expected to be material.

    After the proposed Internal Revenue Service regulations for this section of the code are finalized, the Committee will determine if changes to any plans will be recommended to retain tax deductibility of compensation.

MEASUREMENT OF COMPANY PERFORMANCE

    Consistent with the business plan, management in each organizational element prepares an Annual Operating Plan containing strategic, financial and supplemental business goals together with defined measures and weights for their assessment. Strategic goals focus on such factors as new product development and new business initiatives; while financial goals focus on operating earnings, cash flow and shareholder value metrics. Supplemental business goals include contract acquisition, productivity and quality improvement, work place diversity, management development, and environmental management. These goals cascade within each organizational element culminating in formation of individual performance goals specific to each salaried employee. Documented and approved in accordance with the Company's Performance Management Process, accomplishments against individual goals are evaluated on an interim basis at mid-year and, on a final basis, at year-end.

    For the Named Executive Officers, three measurement factors weighted 1/3 each are used to determine annual incentive awards: pre-tax return on 3-year average shareholder equity; profitability as measured by return on assets and return on equity -- weighted equally; and supplemental business goals such as are delineated above. Associated with each financial measure is a specific numerical threshold approved by the Committee below which no value is earned. Supplemental business goals have stated milestones, objectives and numerical targets also approved by the Committee. In 1993, the category of supplemental business goals included seven corporate goals and 15 divisional goals.

    Annually, the Committee reviews, approves and -- at its discretion -- modifies the Chief Executive Officer's written proposal of goals and their numerical values within each of the three measurement factors stated above. Goal performance highlights for 1993 can be found below in ANNUAL INCENTIVE COMPENSATION and in CHIEF EXECUTIVE OFFICER COMPENSATION.

COMPANY PERFORMANCE AND THE ELEMENTS OF COMPENSATION

    COMPETITIVE COMPENSATION INFORMATION

    In determining base salaries and incentive compensation for the Named Executive Officers, primary sources of competitive compensation information are independent surveys of industry peer companies, specifically including those in the Standard & Poors Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION following this Report. These primary sources include the Hewitt Associates MCS Project 777 Survey (Aerospace Segment) and the Towers-Perrin Summit Survey of Aerospace Companies. Secondary sources of competitive compensation information are the Consolidated Industries Segment of Project 777, the Towers-Perrin Compensation Data Bank and the Hewitt Associates Total Compensation DataBase-TM-.

    Competitive award guidelines contained in the Company's Long-Term Incentive Plan Guide to Administration have been determined by a reputable independent consulting firm and adopted by the Committee.

    BASE SALARY

    At the beginning of each year, the Committee reviews, and accepts or modifies as it deems appropriate, an annual salary plan submitted by the Chief Executive Officer for the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Corporation's human resources staff under the ultimate direction of the Chief Executive Officer, based on independent market surveys of compensation as well as judgments of performance as to past and expected future contributions of the individual executives.

    Separately, the Committee reviews the base salary of the Chief Executive Officer considering competitive compensation data and the Committee's assessment of his past performance and its expectation of his future contributions in leading the Corporation and its businesses. The Committee then presents to the Board (absent all employee-directors) its recommendations concerning both the annual salary plan for senior executives, and the salary of the Chief Executive Officer. The Board approves this submission, modified as it deems appropriate.

    Measured by reputable third-party published compensation surveys of the aerospace and defense industry, the Chief Executive Officer is paid a base salary at the competitive market median. From the Hewitt/MCS '777' Ten-Hi Report, a common standard for comparing a company's compensation practices for top executives below the Chief Executive Officer, it can be concluded that the average base salary paid by the Corporation to this executive group is below the competitive market median.

    ANNUAL INCENTIVE COMPENSATION

    Executives, including the Named Executive Officers, are eligible for incentive pay annually under the Corporation's shareholder-approved Incentive Compensation Plan. However, no awards may be earned or paid for years in which the pre-tax return on 3-year average shareholder equity is not at least 10%, or in which no dividend is declared on common and preferred stock. When awards are payable, their total amount may not exceed 3% of the pre-tax adjusted gross margin for that year.

    In years in which incentive compensation awards are payable, the Committee decides individual awards for the Named Executive Officers following its consideration of the Chief Executive Officer's report of overall corporate performance against the business measures delineated above in MEASUREMENT OF COMPANY PERFORMANCE, i.e., 1) pre-tax return on 3-year average shareholder equity, 2) profitability as measured by return on assets and return on equity -- weighted equally, and 3) supplemental business goals. The Committee determines the size of the annual incentive awards for executive officers generally by calculating the product of individual base salary, target bonus percent based on salary grade, Unit Performance Factor and an individual performance score termed Individual Performance Factor. The Unit Performance Factor, which represents the Chief Executive Officer's assessment of overall Company performance, is a single numeric value for each business unit and the Corporate Office which the Committee accepts or revises as it deems appropriate.

    For 1993, performance thresholds were met with respect to dividends and exceeded with respect to pre-tax return on 3-year average shareholder equity. However, the Company's higher target for pre-tax return on 3-year average shareholder equity and its target for profitability were not met. Below target performance in these two areas was attributable primarily to a charge to earnings on the TSSAM fixed price development program. With respect to the third performance measure, the Company significantly exceeded target performance against its written plan of supplemental goals.

    Accompanying this performance report, the Chief Executive Officer submits recommendations to the Committee for individual incentive awards for the Named Executive Officers, except the Chief Executive Officer, which reflect their contributions to the accomplishment of annual goals and the Company's business plan.

    Separately, the Committee considers an incentive compensation award for the Chief Executive Officer based on the Committee's assessment of his recent-year performance. The Committee then presents to the Board, absent all employee-directors, its recommendations concerning the incentive compensation for the Named Executive Officers, including the Chief Executive Officer. The Board considers the Committee's recommendations and approves this submission, modified as it deems appropriate.

    In evaluating overall performance and formulating recommendations for annual incentive compensation for 1993 for the Named Executive Officers, including the Chief Executive Officer, the Committee considered the Chief Executive Officer's report on overall corporate performance as well as the Company's improved financial condition evidenced by improved margin rates on all major aircraft programs, an increase in shareholder's equity, reduced working capital and interest expense, and the reduction in the Company's net debt position to $60 million, the lowest level in 10 years. These factors were listed in the Chief Executive Officer's report as "Additional Considerations" and are additional factors that were considered in determining annual incentive compensation for the named executive officers. The Committee considered all factors as a whole and took into account subjective evaluations of each named executive officer's performance to arrive at a determination of appropriate annual incentive compensation.

    LONG-TERM INCENTIVE COMPENSATION

    During each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Executive Officers, awards under the current shareholder-approved Long-Term Incentive Stock Plan. The Committee believes that its past grants of long-term incentives have successfully focused the Corporation's senior management on building profitability and shareowner value.

    The Long-Term Incentive Stock Plan provides the flexibility to grant incentives spanning a number of years in a variety of forms, including stock options, stock appreciation rights and restricted performance stock rights. The purpose of this form of compensation is to expand the performance horizon of Plan participants from several months to several years. By promoting ownership of Northrop stock, the Plan creates shareholder-managers interested in the long-term growth and prosperity of the Company. To promote retention of stock ownership, the Chief Executive Officer has given to executives strong written encouragement to acquire and hold significant amounts of Company stock.

    In the Company's fiscal year ended December 31, 1993, the Committee determined to grant stock options and restricted performance stock rights to selected key managers. Making awards in the form of these two vehicles is consistent with the Committee's intention stated in Northrop's 1993 Proxy Statement to Shareholders. Since, by the Black-Scholes method, the value of a Northrop stock option at grant is approximately 1/3 the value of a restricted stock right, and since stock options are granted on an annual basis while restricted performance stock rights are granted at three-year intervals, an equal number of stock options and restricted performance stock rights were granted in 1993. In fixing grants for individuals, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed the Chief Executive Officer's recommendations for individual awards. The Committee approved awards taking into account the scope of accountability, record of achievement and contribution and anticipated future influence on company performance of each recipient. Award recipients whose planned retirements are near may receive awards in stock options only, because restricted performance stock rights are valued at the end of a five year measurement period.

    Awards under the Long-Term Incentive Stock Plan in 1993 were granted on November 17, 1993, and consisted of non-statutory stock options at fair market value and restricted performance stock rights. The performance variable governing the value of restricted performance stock rights is linked to Company total shareholder return compared to that of companies in the Standard & Poors Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION that follows this Report.

DETERMINING CHIEF EXECUTIVE OFFICER COMPENSATION

    In evaluating 1993 performance of the Chief Executive Officer and setting his annual incentive compensation, the Committee noted a number of important Company achievements. Following successful completion of all critical milestones in the design, development and flight test of the B-2 Bomber, the first operational aircraft was delivered in a flawless flight to the Air Combat Command at Whiteman AFB. Following this accomplishment and continued high performance to quality standards and schedule requirements, the Company secured remaining funding to complete the 20 aircraft program. The Company also won the GPS Aided Targeting System development contract to implement precision conventional weapons capability of the B-2.

    Financial performance highlights in 1993 have strengthened the outlook for the Company. Increased margin rates were achieved on B-2, F/A-18 C/D, F/A-18 E/F and 747 programs. Continuing to reduce debt, Mr. Kresa announced that the Company's plan to be debt-free -- should it choose to be -- will be achieved by the end of 1994, ahead of schedule. Under Mr. Kresa's leadership total shareholder value metrics were developed and introduced into measures of future business performance and long-term compensation for the senior management team. Responding to rising health care costs, Mr. Kresa directed major changes to group insurance programs that join the Company and employees in a partnership to more effectively manage costs.

    Notwithstanding these positive developments, the Committee noted Mr. Kresa's recent announcement of a loss in 1993 on the fixed price development Tri-Service Standoff Attack Missile contract. This program performance was the primary factor reducing the Company's return to shareholders and overall profitability during 1993.

    In the context of overall decline in the availability of defense contracts, Mr. Kresa directed actions to address the organizational challenges the Company faces. An exhaustive Aircraft Segment Study was completed charting the Company's strategy in aircraft design, development and manufacturing, and defining critical organizational and resource requirements for the future. Teams
conducting   proprietary  studies  have  narrowed  the  field  of  new  business opportunities to those that leverage the unique strengths of the Company. Competencies that will be essential for future Company leaders have been defined and are being imbedded in training curricula. Finally, Mr. Kresa has intelligently and humanely guided the difficult, but necessary, task of reducing expenses and manpower while, at the same time, maintaining productivity and preserving the Company's reputation as a caring employer.

    Based on its evaluation of these factors, the Committee believes that Mr. Kresa and Northrop senior management are strengthening the company's outlook for long-term profitable growth. The Committee further believes that the compensation policies, plans and programs it has implemented are motivating achievement of objectives which are crucial to the welfare of the Company and its shareholders.

    Following review of competitive compensation reports and Mr. Kresa's performance and current compensation, the Committee granted Mr. Kresa an incentive compensation award to recognize his 1993 performance. Following its review of the total value of his incentive stock holdings (i.e., grants of stock and stock options under present and previous Long-Term Incentive Plans) and considering competitive market long-term incentive practices, the Committee also granted Mr. Kresa a long-term incentive award to both reward and motivate his continuing contributions to the future prosperity of the Company. Considering Mr. Kresa's performance and also that his base salary was not adjusted in 1992, the Committee adjusted his base salary effective March 1, 1993. The Summary Compensation Table on page 17 contains information detailing these actions.

             THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE:
                        RICHARD J. STEGEMEIER, CHAIRMAN
                                JACK R. BORSTING
                                 JOHN E. ROBSON
                               WILLIAM F. SCHMIED
                                BRENT SCOWCROFT

SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Aerospace and Defense Composite Index for the period of five fiscal years commencing January 1, 1989 and ended December 31, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       NORTHROP CORPORATION, S&P 500 INDEX & S&P AEROSPACE/DEFENSE INDEX
                                   [GRAPHIC]

                                  NORTHROP CORP.    S&P 500    S&P AEROSPACE/DEFENSE
                                  --------------    -------    ---------------------
1988..........................         100             100                100
1989..........................          66             132                118
1990..........................          71             128                123
1991..........................         112             166                147
1992..........................         153             179                155
1993..........................         175             197                202

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Corporation for the years ended December 31, 1993, 1992 and 1991 of those persons who were at December 31, 1993 the chief executive officer and the other four most highly compensated officers of the Corporation (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                               ------------------------
                                                                        AWARDS
                                                               ------------------------
                                                                             SECURITIES
                     ANNUAL COMPENSATION                        RESTRICTED   UNDERLYING
- -------------------------------------------------------------     STOCK       OPTIONS/        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR  SALARY ($)  BONUS ($)  AWARD(S) ($)(1)  SARS (#) COMPENSATION ($)(2)
- --------------------------------  ----  ----------  ---------  ------------  ----------  -------------------
KENT KRESA .....................  1993    675,000    450,000           0      34,400            9,434
     Chairman of the Board,       1992    650,000    500,000           0           0            9,154
     President and Chief          1991    656,250    600,000           0           0             --
     Executive Officer
OLIVER C. BOILEAU, JR. .........  1993    408,333    270,000           0       7,000            9,434
      Corporate Vice President,   1992    395,833    300,000           0      28,000            9,154
      President and General       1991    377,083    300,000           0           0             --
      Manager--B-2 Division
WALLACE C. SOLBERG .............  1993    266,667    115,000     128,700      12,000            8,686
      Corporate Vice President    1992    250,000    195,000           0      28,000            8,407
      and General Manager,        1991    215,583    180,000     165,937           0             --
      Aircraft Division
RICHARD R. MOLLEUR .............  1993    248,000    150,000     107,250      10,000            6,999
      Corporate Vice President    1992    235,833    160,000           0      15,000            6,365
      and General Counsel         1991    205,385    140,000     125,000      20,000             --
RICHARD B. WAUGH, JR. ..........  1993    225,000    136,000     128,700      12,000            9,434
      Corporate Vice President    1992    160,542     90,000     104,500       8,000            9,154
      and Chief                   1991    151,400    115,000           0           0             --
      Financial Officer

- ------------------------
(1) Aggregated restricted shares or rights held by Named Executive Officers, valued at 12/31/93, were: K. Kresa 62,500 shares @ $2,336,250, W.C.
      Solberg 14,225 shares @  $531,731, R.R. Molleur  6,000 shares @  $224,280,
      R.B. Waugh, Jr. 7,880 shares @ $294,554.
      Restricted Stock Rights ("RSRs") granted under the 1987 Long-Term Incentive Plan (the "Plan") provide for the issuance of unrestricted Common Stock in yearly increments equal to 20% of the total grant, commencing within one year of the grant date. The entire RSR grant is therefore issued within five (5) years from the date of grant. RSRs with vesting dates in less than three (3) years were granted to K. Kresa on 1/02/90 for 50,000 shares, W.C. Solberg on 11/20/91 for 7,500 shares, R.R.
      Molleur on 2/20/91 for 5,000 shares and Richard B. Waugh, Jr. on 7/18/90 for 2,700 shares and on 11/17/92 for 4,000 shares. No dividends have been or will be paid on awards in 1991 reported in this column. Dividend equivalents will be paid on awards in 1993.
(2) Company contributions to Savings Plan for the Named Executive Officers. Where dashes are indicated, there is no requirement to report.

OPTION GRANTS IN LAST FISCAL YEAR

    There is shown below information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                              VALUE AT ASSUMED
- ----------------------------------------------------------------------------------------------------    ANNUAL RATES OF
                                     NUMBER OF                                                            STOCK PRICE
                                    SECURITIES     % OF TOTAL OPTIONS                                   APPRECIATION FOR
                                    UNDERLYING         GRANTED TO         EXERCISE OR                   OPTION TERM (1)
                                      OPTIONS      EMPLOYEES IN FISCAL       BASE        EXPIRATION   --------------------
NAME                              GRANTED(#) (2)          YEAR           PRICE ($/SH)       DATE       5% ($)     10% ($)
- --------------------------------  ---------------  -------------------  ---------------  -----------  ---------  ---------
KENT KRESA......................        34,400                 6.7         $   35.75       11/17/03     774,774  1,955,382
OLIVER C. BOILEAU, JR...........         7,000                 1.4             35.75       11/17/03     157,657    397,897
WALLACE C. SOLBERG..............        12,000                 2.3             35.75       11/17/03     270,270    682,110
RICHARD R. MOLLEUR..............        10,000                 1.9             35.75       11/17/03     225,225    568,425
RICHARD B. WAUGH, JR............        12,000                 2.3             35.75       11/17/03     270,270    682,110

- ------------------------------
(1) The potential realizable value of each grant of options assuming that the market price of Northrop Common Stock from the date of the grant to the end of the option term (10 years), appreciates in value at an annualized rate of 5% and 10%.
(2) Commencing with the second anniversary of the grant, options become exercisable in annual installments of 25% of the total grant, with the exception of Mr. Boileau's grant which becomes exercisable on 12/21/94 as to 100% of the total grant. There are no tandem SARs associated with these options.

OPTION EXERCISES AND VALUES

    Shown below is aggregated information with respect to the exercise of stock options during the year ending December 31, 1993 of the Chief Executive Officer and the Named Executive Officers, and the value at December 31, 1993 of unexercised options, without stock appreciation rights.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                     AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE
- -------------------------------------------------------------------------------------------------------------------
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                     UNEXERCISED OPTIONS
                                                                             AT             VALUE OF UNEXERCISED
                                                                          FY-END(#)        IN-THE-MONEY OPTIONS AT
                                  SHARES ACQUIRED ON      VALUE         EXERCISABLE/       FY-END($) EXERCISABLE/
NAME                                 EXERCISE (#)      REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE (1)
- --------------------------------  -------------------  ------------  -------------------  -------------------------
KENT KRESA......................               0           N/A           300,000/234,400        5,814,000/3,932,072
OLIVER C. BOILEAU, JR...........               0           N/A             25,600/49,400            460,628/661,122
WALLACE C. SOLBERG..............               0           N/A             16,600/34,400            287,208/271,672
RICHARD R. MOLLEUR..............               0           N/A              7,000/34,000             83,285/299,920
RICHARD B. WAUGH, JR............               0           N/A              4,840/20,560             78,774/132,103

- ------------------------
(1)   Valued at 12/31/93 -- $37.38

RESTRICTED PERFORMANCE STOCK RIGHTS GRANTS IN LAST FISCAL YEAR

    There is shown below information concerning grants of Restricted Performance Stock Rights made to named officers during the last completed fiscal year.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                       PERFORMANCE   ESTIMATED FUTURE PAYOUTS UNDER
                                                         NUMBER OF      OR OTHER               NON-STOCK
                                                       SHARES, UNITS  PERIOD UNTIL         PRICE-BASED PLANS
                                                         OR OTHER     MATURATION OR  ------------------------------
NAME                                                   RIGHTS (#)(1)     PAYOUT       THRESHOLD (#)    MAXIMUM (#)
- -----------------------------------------------------  -------------  -------------  ---------------  -------------
KENT KRESA...........................................       34,400       5 yrs.                 0          51,600
WALLACE C. SOLBERG...................................       12,000       5 yrs.             3,600          18,000
RICHARD R. MOLLEUR...................................       10,000       5 yrs.             3,000          15,000
RICHARD B. WAUGH, JR.................................       12,000       5 yrs.             3,600          18,000

- ------------------------
(1) The number of Restricted Performance Stock Rights which may be earned under the 1993 Long-Term Incentive Stock Plan is based on Company total shareholder return compared to that of companies in the S & P Aerospace/Defense Index. Earnouts range over a five year performance period from 0% to 150% of the rights awarded to Mr. Kresa and from a guaranteed minimum of 30% to 150% of the rights awarded to all other Named Executive Officers. Mr. Kresa has waived the 30% guaranteed minimum. Dividend equivalents will be distributed on those shares earned over the five year period.

RETIREMENT PLANS

    For purposes of illustration, the following table shows the amount of annual retirement benefits that would be accrued at age 65 under the Northrop Retirement Plan (the "Retirement Plan"), calculated on a straight life annuity basis, at selected compensation levels and years of service. The listed benefit amounts are not subject to any reduction for Social Security benefits or other offset amounts.

    Actual benefits payable under the Retirement Plan are limited to the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, (the "Code") and the limitations under Section 415 of the Code. The benefits which exceed these limits are payable from any one or a combination of the Company's Supplemental Retirement Income Program for Senior Executives (discussed below) or the ERISA Supplemental Plan I ("ERISA 1") and the ERISA Supplemental Program 2 ("ERISA 2") (collectively, the "Supplemental Retirement Plans").

                            YEARS OF BENEFIT SERVICE

   ANNUAL
  AVERAGE
COMPENSATION
  (HIGHEST         5           10          15          20          25          30           35
3 YEARS OUT     --------    --------    --------    --------    --------    --------    ----------
 OF LAST 5)                   ANNUAL BENEFITS FROM RETIREMENT PLAN AND ERISA 1 AND 2
- ------------    ----------------------------------------------------------------------------------
$   100,000     $  7,500    $ 15,000    $ 22,500    $ 30,000    $ 40,000    $ 50,000    $   60,000
    150,000       11,250      22,500      33,750      45,000      60,000      75,000        90,000
    200,000       15,000      30,000      45,000      60,000      80,000     100,000       120,000
    250,000       18,750      37,500      56,250      75,000     100,000     125,000       150,000
    300,000       22,500      45,000      67,500      90,000     120,000     150,000       180,000
    400,000       30,000      60,000      90,000     120,000     160,000     200,000       240,000
    500,000       37,500      75,000     112,500     150,000     200,000     250,000       300,000
    600,000       45,000      90,000     135,000     180,000     240,000     300,000       360,000
  1,000,000       75,000     150,000     225,000     300,000     400,000     500,000       600,000
  1,400,000      105,000     210,000     315,000     420,000     560,000     700,000       840,000
  1,800,000      135,000     270,000     405,000     540,000     720,000     900,000     1,080,000
Compensation covered by the plans is defined  by Income Tax Regulation Section 1.415-2(d)(10)  and
generally  includes,  but is  not limited  to, salary  and bonuses  as set  forth in  this Summary
Compensation Table.  The credited  years of  service under  the Retirement  Plan and  Supplemental
Retirement  Plans of the five individuals named in  the Summary Compensation Table are as follows:
Mr. Kresa, 19 years; Mr. Boileau,  4 years; Mr. Solberg, 10 years;  Mr. Molleur, 3 years; and  Mr.
Waugh,  15 years. In  addition, Mr. Solberg will  receive an annual  retirement benefit of $32,059 under a separate retirement plan of a Company division.

    The Supplemental Retirement Income Program for Senior Executives ("SRI"), under which certain employees are designated by the Board of Directors, provides a benefit in lieu of that otherwise payable under ERISA 1 and 2. The amount of the supplemental benefit under the SRI is equal to the greater of 1) the participant's benefit under the Retirement Plan calculated without regard to the limits imposed under Section 415 and 401(a)(17) of the Internal Revenue Code, as amended, or 2) a fixed percentage of the participant's final average salary (highest 3 years out of last 5) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65; less the benefit allowable under the Retirement Plan. Mr. Kresa is the only Named Executive Officer currently participating in the SRI. SRI eligibility, in addition to designation by the Board of Directors, requires the attainment of age 55 and 10 years of vesting service. The vesting service requirement may be waived by the Chief Executive Officer. The following table illustrates the total annual retirement benefit from the Retirement Plan and the SRI.

          ANNUAL BENEFIT FROM THE RETIREMENT PLAN AND THE SRI PROGRAM

  AVERAGE
   ANNUAL
COMPENSATION                               AGE AT RETIREMENT
 (HIGH 3 OF     ------------------------------------------------------------------------
     5)            55          57          59          61           63            65
- ------------    --------    --------    --------    --------    ----------    ----------
$   200,000     $ 60,000    $ 76,000    $ 92,000    $104,000    $  112,000    $  120,000
    250,000       75,000      95,000     115,000     130,000       140,000       150,000
    300,000       90,000     114,000     138,000     156,000       168,000       180,000
    400,000      120,000     152,000     184,000     208,000       224,000       240,000
    500,000      150,000     190,000     230,000     260,000       280,000       300,000
    600,000      180,000     228,000     276,000     312,000       336,000       360,000
  1,000,000      300,000     380,000     460,000     520,000       560,000       600,000
  1,400,000      420,000     532,000     644,000     728,000       784,000       840,000
  1,800,000      540,000     684,000     828,000     936,000     1,008,000     1,080,000

CHANGE OF CONTROL AGREEMENT

    The Corporation recently adopted a plan which permits it to enter into special severance agreements ("Agreements") with key employees, such employees being designated from time to time by the Compensation and Management Development Committee (the "Committee") of the Board of Directors. The Committee
has designated   key employees, including Messrs.       ,        ,        ,  and
      . The purpose of the Agreements is to encourage the key employees to continue to carry out their duties in the event of the possibility of a change in control of the Corporation. Payments under the special severance agreements would be made only if there is (i) a Change in Control of the Corporation; (ii) if the key employee is then in the employ of the Corporation; and (iii) the key employee's employment is terminated other than for narrowly defined causes.

    Generally, a "Change in Control" shall be deemed to have occurred if there is a consolidation or merger of the Company and the Company is not the surviving corporation. A Change in Control shall also be deemed to have occurred (i) in connection with the sale, lease or transfer of substantially all of the assets of the Company, (ii) if the shareholders approve a plan or proposal for the liquidation or dissolution of the Company, (iii) if any person (other than a trust established pursuant to an employee benefit plan of the Company) becomes the beneficial owner of 15% or more of the Company's outstanding stock, or (iv) if during any two-year period the majority of the Company's directors shall cease to be "continuing Directors." "Continuing Director" shall mean a director who was a director of the Company at the beginning of any two year period, as well as any person whose election or nomination as a director was approved by two-thirds of the then Continuing Directors.

    The Executive shall be entitled to certain benefits upon a termination of employment within the thirty-month period following a Change in Control except a termination of employment resulting from the Executive's death, a termination by the company for "cause" or "disability", or a termination by the Executive for "good cause."

    In the event of a termination which required the Company to make payments under this Agreement, the Executive shall be entitled to: (i) full base salary through the date of termination, (ii) severance pay equal to 2.99 X the Executive's Full Base Amount (as defined under the Internal Revenue Code of 1986 as amended), (iii) medical, dental and life insurance benefits substantially similar to those to which Executive was receiving immediately prior to the Change in Control, and (iv) all deferred accrued and bonus vacation pay pursuant to policies in effect immediately prior to the Change in Control.

    If any portion of the key employee's severance compensation under the Agreement (i) exceeds the total amount of payments or benefits which could be received by the key employee from the Corporation without any portion thereof constituting a nondeductible "excess parachute payment" pursuant to Section 280G of the Code; or (ii) is subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits shall be reduced to the extent necessary to comply with the limitation. Such reduction shall be made in the order and manner determined by the key employee as soon as administratively practicable following the change in control.

MANAGEMENT CONTRACTS

    Coincident with the election of Mr. Oliver C. Boileau, Jr. as Vice President, President and General Manager, B-2 Division in December, 1989, Northrop entered into a five-year employment agreement with him. Under the agreement, Mr. Boileau is entitled to an annual base salary of not less than $350,000 with participation in the Company's bonus and other plans. If Mr. Boileau's employment is terminated without cause, he will be entitled to a final pro-rata payment not greater than three times his then current salary. The agreement also provides for the grant of 100,000 Stock Options for Northrop Common Stock with companion Stock Appreciation Rights with a five-year vesting schedule. On December 21, 1992, Mr. Boileau, voluntarily and without consideration, surrendered 60,000 unvested tandem stock appreciation rights.

    Under the terms of his employment agreement, in the event Mr. Boileau is terminated prior to December 10, 1994 the Company will provide a straight life retirement benefit of $60,000 per year for life plus a pro-rata portion of $40,000, determined by dividing $40,000 by 24 and multiplying the quotient by the number of months employed since the third anniversary of his agreement. The retirement benefit will be payable at the time of termination either through the Northrop Retirement Plan and the Supplemental Retirement Income Plan for Senior Executives or through a Deferred Annuity. If Mr. Boileau continues employment for a full five years (until December 10, 1994), the Company will provide a straight life retirement benefit of $100,000 per year for life.

CERTAIN TRANSACTIONS

    Mr. Rosenberg is the Chairman of the Board and Chief Executive Officer of BankAmerica Corporation. Bank of America is participating as Co-Agent in the Company's 1994 Credit Agreement among the Company, Bank of America and certain other banks. During 1993, Bank of America was one of a group of banks participating in the Company's credit facilities including the 1987 Credit Agreement and the 1990 Credit Agreement (the "Credit Agreements") among the Company, Bank of America and certain other banks. During 1993, Bank of America was prepared to extend up to $56 Million on a committed basis to the Company under the Credit Agreements. During 1993, $227,098 in fees and interest were paid to Bank of America under the terms of the Credit Agreements. In 1993, the Company also paid fees in the approximate aggregate of $48,855 to Bank of America in compensation for various ancillary services such as cash management and letters of credit.

    Management believes the terms of the foregoing transactions were competitive or were as favorable to the Company as could have been obtained from other entities having no affiliation with the Company.

    Mr. Edwards is a senior partner at the law firm of Hand, Arendall, Bedsole, Greaves & Johnston. Hand Arendall has been a consultant for Northrop Corporation during the past year and continues this status. Pursuant to this Consulting Agreement, Hand Arendall provides analyses and advice with respect to pending and proposed legislation. During 1993 the Company paid Hand Arendall consulting fees of $92,072 under this Agreement.

    Ms. Peters is a senior partner at the law firm of Gibson, Dunn & Crutcher. A partner of Gibson, Dunn & Crutcher has been a consultant for Northrop Corporation providing analysis and advice with respect to pending and proposed legislation. No fees were paid under this Agreement in 1993. Gibson Dunn has represented Northrop in various legal matters and continues to do so.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), provided a quorum is present, is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOUR NOMINEES FOR DIRECTOR LISTED ABOVE.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the stockholders ratify the Board's appointment of Deloitte & Touche as the independent auditors of the Company for 1994. Deloitte & Touche served the Company as its independent auditors for 1993. Should the stockholders fail to ratify the appointment of Deloitte & Touche, the Board of Directors will consider this an indication to select other auditors for the following year.

    A representative of Deloitte & Touche will be present at the Annual Meeting of Stockholders and will be offered an opportunity to make a statement if he so desires. He will also be available to answer appropriate questions from stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), provided a quorum is present, is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Corporation believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1993, except Charles L. Jones, Jr., who reported on December 31, 1993 the sale of 860 shares on October 26, 1993 and the sale of 860 shares on December 15, 1992.

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

    The Board of Directors has approved, and recommends to the stockholders of the Company, the adoption of an amendment to the Company's Certificate of Incorporation to change the corporate name from "Northrop Corporation" to "Northrop Grumman Corporation." In connection with the Company's acquisition of [ ]% of the outstanding shares of Common Stock of Grumman Corporation, the Board of Directors has approved the proposed change in the name of the Company in order to preserve the proud heritage of the Grumman name in U.S. military aviation. The Company believes that the name change is an appropriate reflection of its commitment to the combined Northrop/Grumman entity.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting (with each share entitled to one vote), provided a quorum is present, is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 MISCELLANEOUS

VOTING ON OTHER MATTERS

    At the time of filing this Proxy Statement with the Securities and Exchange Commission, management was not aware of any matters not referred to herein that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons authorized to vote them.

PROPOSAL OF SECURITY HOLDERS

    Copies of proposals which security holders of the Company wish to be included in the Company's proxy statement relating to its Annual Meeting to be held in 1995 must be received by the Company no later than December 1, 1994.

    Copies of such proposals of security holders should be sent to the Corporate Secretary, Northrop Corporation, 1840 Century Park East, Los Angeles, California 90067.

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. The Company has retained Georgeson & Company Inc. of New York to aid in the solicitation of proxies at an estimated fee of $10,000 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

                                          Sheila M. Gibbons
                                          CORPORATE VICE PRESIDENT AND SECRETARY

April 18, 1994

    NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K ON FEBRUARY 28, 1994. SHAREHOLDERS OF RECORD ON MARCH 22, 1994, MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE BY DIRECTING A REQUEST TO THE CORPORATE SECRETARY, NORTHROP CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

[LOGO]
ANNUAL MEETING OF STOCKHOLDERS MAY 18, 1994
PROXY SOLICITED BY THE BOARD OF DIRECTORS

P
R
O
X
Y

   The undersigned hereby appoints R. R. MOLLEUR and S.M. GIBBONS, and each of them, proxies of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of Northrop Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Los Angeles Airport Hotel, 6101 West Century Boulevard, Los Angeles, California, on May 18, 1994 at 10:00 A.M., and at any adjournments thereof, with all powers the undersigned would possess if personally present and voting, as specified below, and in their discretion on any other matters that may properly come before the Meeting.

Election of Directors: Nominees--J. Chain, J. Edwards, K. Kresa and B. Scowcroft


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

X
PLEASE MARK YOUR CHOICES LIKE THIS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

           FOR ALL

Item 1--Election of four Class III directors                  FOR      WITHHELD
        to hold office for three years and                             FOR ALL
        until their respective successors are                 /  /       /  /
        elected and qualified.

WITHHELD FOR :(Write that nominee's
name in the space provided below)
_______________________________________________

Item 2--The ratification of the appointment of        FOR    AGAINST    ABSTAIN
        Deloitte & Touche as the Company's
        independent auditors.                         /  /     /  /       /  /

Item 3--Amend the Certificate of Incorporation        FOR    AGAINST    ABSTAIN
        to change the Corporate name.
                                                      /  /     /  /       /  /

COMMENTS/ADDRESS CHANGE
Please mark this box if you have comments/address change on reverse side. /  /


Signature(s)_____________________________Date_____________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

[LOGO]
ANNUAL MEETING OF STOCKHOLDERS MAY 18, 1994
CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY.
TRUSTEE FOR THE NORTHROP SAVINGS PLAN

   Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Corporation to be held May 18, 1994 at 10:00 A.M., and at all adjournments thereof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1 and "FOR" Proposals 2 and 3.

Election of Directors: Nominees--J. Chain, J. Edwards, K. Kresa and B. Scowcroft

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

/X/  PLEASE MARK YOUR CHOICES LIKE THIS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


Item 1--Election of four Class III directors to               FOR      WITHHELD
        hold office for three years and until their                    FOR ALL
        respective successors are elected and qualified.      /  /      /   /

WITHHELD FOR: (Write that nominee's
name in the space provided below)

_____________________________________________________

Item 2--The ratification of the appointment of       FOR     AGAINST     ABSTAIN
        Deloitte & Touche as the Company's
        independent auditors.                        /  /      /  /        /  /

Item 3--Amend the Certificate of Incorporation       FOR     AGAINST     ABSTAIN
        to change the Corporate name.
                                                     /  /      /  /        /  /

COMMENTS/ADDRESS CHANGE Please mark this box if you have comments/address change on reverse side. / /

Signature(s)_________________________________________Date ____________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.